[BDO SEIDMAN, LLP LETTERHEAD]

               Consent of Independent Certified Public Accountants

TSI Soccer Corporation
Durham, North Carolina

We hereby consent to the incorporation by reference in the following Registration Statements of dELiA*s Inc.:

     (i)   Form S-3 (Registration No. 333-43665);

     (ii)  Form S-8 (Registration No. 333-42135);

     (iii) Form S-8 (Registration No. 333-22449)

of our report dated March 27, 1997, relating to the financial statements of TSI Soccer Corporation, appearing in dELiA*s Inc.'s current report on Form 8-K/A, dated February 23, 1998.

BDO Seidman, LLP

February 23, 1998